UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023 (October 12, 2023)

Thorne HealthTech, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40826	27-2877253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 W. 57th Street
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (929) 251-6321

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	THRN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed on August 28, 2023 with the Securities and Exchange Commission (the “SEC”) by Thorne HealthTech, Inc., a Delaware corporation (“Thorne” or the “Company”), on August 27, 2023, Thorne entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Healthspan Buyer, LLC, a Delaware limited liability company (“Parent”) and Healthspan Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser,” and together with Parent, the “Buyer Parties”). The Buyer Parties are affiliated funds of L Catterton. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Pursuant to the Merger Agreement, Purchaser commenced a tender offer on September 14, 2023 (the “Offer”) to purchase all of the issued and outstanding shares of Thorne’s common stock, par value $0.01 per share (the “Shares”) at an offer price of $10.20 per Share, net to the seller in cash, without interest and less any required withholding taxes and any Dividend Adjustments (as defined in the Offer to Purchase) (the “Per Share Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase filed by the Buyer Parties and certain of their affiliates with the SEC on September 14, 2023 (as amended, supplemented, or otherwise modified from time to time, the “Offer to Purchase”) and in the related form of Letter of Transmittal filed by the Buyer Parties and certain of their affiliates with the SEC on September 14, 2023.

Pursuant to the Merger Agreement, following the consummation of the Offer and the satisfaction or waiver of each of the applicable conditions set forth in the Merger Agreement, Purchaser merged with and into Thorne (the “Merger”) with Thorne continuing as the surviving corporation (the “Surviving Corporation”) in the Merger.

Item 1.01.	Entry into a Material Definitive Agreement.

Parent funded the acquisition through equity and debt financing. On October 16, 2023, Parent, as the borrower, entered into that certain Credit Agreement with Healthspan Intermediate, LLC as holdings, Churchill Agency Services LLC, as administrative agent and collateral agent, and the lenders from time to time party thereto (the “New Credit Agreement”), which provides for (i) a senior secured term loan facility in an aggregate principal amount equal to $125 million and (ii) a senior secured revolving credit facility in an aggregate principal amount equal to $30 million. The Company and certain of its subsidiaries are guarantors under the New Credit Agreement. The obligations under the New Credit Agreement are secured on a first priority basis by substantially all the assets of holdings, the borrower and the other guarantors (subject to certain customary exclusions and exceptions). The New Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on October 16, 2023, Thorne terminated and repaid in full all outstanding obligations due under its Credit Agreement, dated December 21, 2022, with Fifth Third Bank, National Association.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Offer and any withdrawal rights expired as of one minute after 11:59 p.m., Eastern Time, at the end of October 12, 2023 (such date and time, the “Expiration Time”). Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), advised Purchaser that, as of the Expiration Time, an aggregate of 52,596,517 Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as defined by Section 251(h)(6) of the DGCL) by the Depositary in the Offer) had been validly tendered and not validly withdrawn pursuant to the Offer.

The tendered Shares represented approximately 97.3% of the issued and outstanding Shares as of the Expiration Time.

Because all conditions to the Offer were satisfied as of the Expiration Time, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer, and, in accordance with the terms of the Offer, payment for such Shares will be promptly made to the Depositary, which will then transmit such payments to tendering Thorne stockholders whose Shares have been accepted for payment.

Following consummation of the Offer, the remaining conditions to the Merger were satisfied and, on October 16, 2023, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the DGCL, the Merger was consummated. Pursuant to the Merger, each Share that was issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) (except as provided in the Merger Agreement) was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Per Share Price.

In addition, at the Effective Time, the Company Options that were unexercised and outstanding as of immediately prior to the Effective Time were treated as follows: (i) each Company Option was accelerated and fully vested and cancelled and automatically converted into the right to receive an amount in cash, without interest, equal to the product of (A) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option), multiplied by (B) the total number of Shares issuable upon exercise in full of such Company Option and (ii) notwithstanding the foregoing, if the per share exercise price of any Company Option that was unexercised and outstanding as of immediately prior to the Effective Time was equal to or greater than the Per Share Price, such Company Option was cancelled immediately upon the Effective Time without payment or consideration.

At the Effective Time, the Company RSUs that were outstanding as of immediately prior to the Effective Time were treated as follows: each Company RSU was accelerated and fully vested and cancelled and automatically converted into the right to receive an amount in cash, without interest, equal to the product of (A) the amount of the Per Share Price, multiplied by (B) the total number of Shares subject to such Company RSU.

At the Effective Time, the Company Warrants that were unexercised and outstanding as of immediately prior to the Effective Time were treated as follows: each Company Warrant was cancelled and automatically converted into the right to receive an amount in cash, without interest, equal to the product of (A) the amount of the Per Share Price (less the exercise price per share attributable to such Company Warrant), multiplied by (B) the total number of Shares issuable upon exercise in full of such Company Warrant.

The description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on August 28, 2023 and is incorporated herein by reference. The information set forth in the Introductory Note of this Current Report on Form 8-K is also incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 12, 2023, Thorne notified the Nasdaq Global Select Market (“Nasdaq”) of the expected consummation of the Merger and requested that trading in the Shares be suspended and that the Shares be withdrawn from listing on Nasdaq, effective prior to the opening of Nasdaq on October 16, 2023. On October 16, 2023, Thorne requested that, following the Effective Time, Nasdaq file with the SEC a notification of removal from listing on Form 25 to report that the Shares will no longer be listed on Nasdaq. The Shares ceased trading on Nasdaq effective prior to the opening of Nasdaq on October 16, 2023. The Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the Shares under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the Offer and the Merger, a change in control of Thorne occurred. Following the consummation of the Merger, Thorne became a wholly-owned subsidiary of Parent.

The information set forth in the Introductory Note, Item 1.01, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, at the Effective Time, each member of the Company’s board of directors resigned as directors of the Company. These resignations were in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals or any matters related to the Company’s operations, policies or practices.

As of the Effective Time, in accordance with the Merger Agreement, Paul Jacobson became the sole director of the Surviving Corporation.

Officers

As of the Effective Time, in accordance with the Merger Agreement, the executive officers of the Company immediately prior to the Merger remained in their respective positions as the executive officers of the Surviving Corporation.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation were amended and restated in their entirety to be in the forms filed hereto as Exhibit 3.1 and Exhibit 3.2, respectively, each of which is incorporated herein by reference.

Item 8.01.	Other Events.

On October 13, 2022, L Catterton and the Company issued a joint press release announcing the expiration and results of the Offer, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 27, 2023, by and among Healthspan Buyer, LLC, Healthspan Merger Sub, Inc. and Thorne HealthTech, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Thorne HealthTech, Inc. with the SEC on August 28, 2023).

3.1**	Amended and Restated Certificate of Incorporation of Thorne HealthTech, Inc.

3.2**	Amended and Restated Bylaws of Thorne HealthTech, Inc.

99.1	Joint Press Release, dated October 13, 2023, issued by L Catterton and Thorne (incorporated by reference to Exhibit (a)(5)(A) to Amendment No. 2 to the Tender Offer Statement on Schedule TO of Healthspan Merger Sub, Inc. filed with the SEC on October 13, 2023).

104**	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNE HEALTHTECH, INC.

Date: October 16, 2023	By:	/s/ Paul F. Jacobson
Paul F. Jacobson
Chief Executive Officer